SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                       ---------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2002


                     INFORMATION MANAGEMENT ASSOCIATES, INC.
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Connecticut                  001-13211                06-1289928
-----------------------------  -------------------------  ----------------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                639 Research Parkway, Meriden, Connecticut 06450
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (203) 630-1942
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                Registrant's telephone number including area code


       ------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.      Other Events.

        As previously reported, Information Management Associates, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement"), dated August 10, 2001 with AIT (USA), Inc., a corporation organized under the laws of Ohio ("Purchaser"), and AIT Group plc, a corporation organized under the laws of England ("Guarantor"), whereby Purchaser agreed to purchase substantially all of the Company's assets for an aggregate purchase price of $16,500,000, subject to certain adjustments as further described in the Agreement filed as an exhibit to the Company's Form 8-K filed on August 14, 2001. Pursuant to the terms of the Agreement, the Company received $10,000,000 in cash at closing together with a non-interest bearing promissory note (the "Promissory Note") in the principal amount of $6,500,000. An initial principal payment of $3,000,000, subject to certain adjustments, was payable under the Promissory Note on March 17, 2002 (the "March Payment") and the $3,500,000 balance of the Promissory Note was payable on June 17, 2002 (the "June Payment").

        The Company, Purchaser and Guarantor agreed that the aggregate amount of adjustments to the March Payment was equal to $801,987. On April 5, 2002, Purchaser made an interim payment to the Company of $1,100,000 against the amount due on the March Payment, leaving a balance of $1,098,013 outstanding on the March Payment.

        Additionally, as previously reported, on May 23, 2002, the Company, Purchaser and Guarantor entered into Amendment Number One to the Agreement (the "First Amendment") and Purchaser and Guarantor executed a new senior promissory note (the "Revised Promissory Note"), filed as exhibits to the Company's Form 8-K filed on June 14, 2002. The First Amendment and Revised Promissory Note revised and extended the payment schedule for the remaining amount of the purchase price under the Agreement. As consideration for the First Amendment, Purchaser and Guarantor waived all indemnification rights under the Agreement and agreed to pay interest on the outstanding amount beginning on June 17, 2002 at a rate of 9% per annum. Pursuant to the revised payment schedule, (a) a principal payment of $1,098,013 due on May 28, 2002 has been paid in full; (b) $1,000,000, was payable on June 19, 2002; (c) $1,000,000, was payable on July 17, 2002 and (d) $1,500,000, was payable on September 25, 2002.

        On July 30, 2002, the Company, Purchaser and Guarantor entered into Amendment Number Two to the Agreement (the "Second Agreement") and on October 3, 2002 Purchaser and Guarantor executed a new senior promissory note (the "New Promissory Note"). The Second Amendment and New Promissory Note revises and extends the payment schedule for the remaining $3,500,000 of principal and changes the interest rate to 6% per annum on the outstanding principal balance, payable quarterly in arrears. The payment schedule of the New Promissory Note provides for interest-only payments for the initial 30 months and then the entire outstanding principal balance is amortized with interest over the remaining 30 months.

        As partial consideration for the Second Amendment, Purchaser and Guarantor have agreed to pay the accrued interest on the Revised Promissory Note from June 17, 2002 through October 3, 2002, plus all of the Company's legal fees incurred in connection with the Second Amendment and New Promissory Note.

        The foregoing description of the transactions is a summary only and is qualified in its entirety by reference to the complete copy of the Amendment Number Two to the Asset Purchase Agreement and to the New Promissory Note filed hereto as Exhibit 2.1 and 10.1, respectively.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)     Exhibits

               Exhibit No.                         Description
               -----------                         -----------

               2.1 Amendment Number Two to the Asset Purchase Agreement, dated July 30, 2002, between Information Management Associates, Inc., AIT (USA), Inc. and AIT Group plc.


               10.1                         Senior Promissory Note, dated
                                            October 3, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2002                   INFORMATION MANAGEMENT ASSOCIATES, INC.



                                         By:  /s/ Donald P. Miller
                                              --------------------
                                              Name:  Donald P. Miller
                                              Title: President, Chief Executive
                                              Officer, Chairman, Secretary and
                                              Treasurer

                                  Exhibit Index
                                  -------------


          Exhibit No.                                      Exhibit
          -----------                                      -------

               2.1 Amendment Number Two to the Asset Purchase Agreement, dated July 30, 2002, between Information Management Associates, Inc., AIT (USA), Inc. and AIT Group plc.

               10.1                         Senior Promissory Note, dated
                                            October 3, 2002.